EXHIBIT 10.1

AMENDMENT TO PURCHASE AGREEMENT

This AMENDMENT TO PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of September 30, 2009, by and between HOLLYWOOD MEDIA CORP., a Florida corporation (the “Company”), and R&S INVESTMENTS, LLC, a Delaware limited liability company (“Purchaser”).  The Company and Purchaser are sometimes referred to in this Amendment individually as a “Party” and collectively as the “Parties.” Unless otherwise expressly defined herein, all capitalized terms used herein shall have the meanings set forth in the Purchase Agreement.

A.           The Parties executed a Purchase Agreement dated as of August 21, 2008 (the “Purchase Agreement”), pursuant to which the Purchaser purchased from the Company the Company’s subsidiaries Hollywood.com, LLC, a Delaware limited liability company (“Hollywood.com”) and Totally Hollywood TV, LLC, a Delaware limited liability company (Hollywood.com, LLC and Totally Hollywood TV, LLC are collectively referred to as the “Companies”).

B.           The Parties desire to amend the Purchase Agreement as set forth in this Amendment to, among other things, clarify the intention of the Parties that the gross revenue of the Companies that is used to calculate the Earnout Payment for each Measurement Period under the Purchase Agreement means the aggregate revenue of the Companies for each Measurement Period as adjusted by increases or decreases, as the case may be, in gross accounts receivable of the Companies during the relevant Measurement Period, so that billed but uncollected amounts are not included in the calculation of gross revenue until such amounts are collected.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the Parties hereby agree as follows:

1.           Amendment of Purchase Agreement. (a) All references in the Purchase Agreement to the term “Gross Revenue” is hereby replaced with the term “Adjusted Gross Revenue.”  The definition of the term “Gross Revenue” in Section 1.1(a) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Adjusted Gross Revenue” shall mean the aggregate revenue of the Companies for the relevant Measurement Period calculated in accordance with GAAP, adjusted as follows:  (i) with respect to the initial Measurement Period, “Adjusted Gross Revenue” shall be decreased by the gross accounts receivable balance on the last day of the initial Measurement Period and (ii) with respect to all Measurement Periods following the initial Measurement Period, (A) if the gross accounts receivable of the Companies on the last day of such Measurement Period is less than the gross accounts receivable of the Companies on the last day of the prior Measurement Period, then the amount of such decrease shall be added to “Adjusted Gross Revenue” for such Measurement Period, and (B) if the gross accounts receivable of the Companies on the last day of such Measurement Period is greater than the gross accounts receivable of the Companies on the last day of the prior Measurement Period, then the amount of such increase shall be subtracted from “Adjusted Gross Revenue” for such Measurement Period.

(b)  In order to allow sufficient time to determine the amount of the Earnout Payments, the Purchaser shall have a thirty (30) day grace period on the due date for all Earnout Payments.

2.           Miscellaneous.  Except as otherwise specifically set forth in this Amendment, all provisions of the Purchase Agreement that are not amended by this Amendment shall remain in full force and effect.  This Amendment and the Purchase Agreement constitute collectively the entire agreement among the Parties with respect to the subject matter of this Amendment and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Amendment.  This Amendment may be amended or modified only by an instrument in writing duly executed by the Parties.  This Amendment is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Company:

HOLLYWOOD MEDIA CORP.

By:	/s/ Robert D. Epstein
Name:	Robert D. Epstein
Title:	Chairman, Special Committee of
Directors, on behalf of Special Committee,
as Authorized Representative of
Hollywood Media Corp.

Purchaser:

R&S INVESTMENTS, LLC

By:	/s/ Mitchell Rubenstein
Name:	Mitchell Rubenstein
Title:	Managing Member